Exhibit 10.1


                                                                 Execution Copy


                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             ARCAP INVESTORS, L.L.C.

         This Second Amended and Restated Limited Liability Company Agreement dated as of August 15, 2006 (this "Second Amendment"), of ARCap Investors, L.L.C., a Delaware limited liability company (the "Company") is entered into by and among CM ARCap Investors LLC, a Delaware limited liability company, as the managing member of the Company (the "Managing Member") and as holder of Common Interests (as hereinafter defined) (the "CI Member") and Leonard W. Cotton and James L. Duggins (together, the "SCI Members").

                              W I T N E S S E T H:

         WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Delaware Act"), by execution of a Limited Liability Company Agreement dated as of March 17, 1999 (the "Original LLC Agreement") and filing of the Certificate of Formation of the Company with the Secretary of State of Delaware pursuant to the provisions of the Delaware Act;

         WHEREAS, an Amended and Restated Limited Liability Company Agreement, dated as of August 4, 2000 (the "First Amended and Restated Agreement" and, as amended by the First, Second, Third, Fourth and Fifth Amendments, the "Existing Agreement") was authorized and approved by the then Members, and the First Amended and Restated Agreement amended and restated the Original LLC Agreement;

         WHEREAS, the Company entered into that certain Securities Purchase Agreement dated as of August 15, 2006, by and among the Sellers (as defined therein), the Sellers' Representative (as defined therein), the Company, CharterMac and Charter Mac Corporation (the "SPA"), pursuant to which the CI Member agreed to acquire all of the membership interests of the Company (the "Acquired Interests"), except for those membership interests owned by the SCI Members;

         WHEREAS, immediately prior to the execution hereof, the CI Member has, pursuant to the SPA, purchased the Acquired Interests and been admitted as a Member of the Company;

         WHEREAS, the SCI Members and the CI Member have agreed, pursuant to the SPA, to enter into this Second Amendment and have approved this Second Amendment in accordance with the terms of the Existing Agreement;

         WHEREAS, by execution of this Second Amendment by the SCI Members and the CI Member, the Common Units (as defined in the Existing Agreement) of the SCI Members will be re-designated "Special Common Interests" in the amounts set forth in Schedule A-1 and the Acquired Interests of the CI Member will be re-designated "Common Interests" in the amount set forth in Schedule A-2; and

         WHEREAS, the Managing Member and the SCI Members desire to amend and restate in its entirety the Existing Agreement, in order to admit the Managing Member as a Member (as hereinafter defined) of the Company and to otherwise define the rights of the parties as Members of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, parties hereto agree as follows:



                                  ARTICLE ONE

                                  Organization

1.1. Martin J. Waters, acting as an "authorized person" within the meaning of the Delaware Act, formed the Company as a limited liability company pursuant to the provisions of the Delaware Act. The rights and liabilities of the Members shall be as provided in said Delaware Act, except as herein otherwise expressly provided.

1.2. The name of the Company shall be ARCap Investors, L.L.C.

1.3. The Company shall maintain a registered office at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The Company shall maintain its principal office at 625 Madison Avenue, New York, New York 10022. The Managing Member shall have the right to change such registered office or principal office at any time or from time to time.

1.4. The Company was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose set forth in this Section 1.4.

1.5. The Managing Member is the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Delaware Act. The Managing Member, as an authorized person, within the meaning of the Delaware Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed with the Secretary of State of the State of Delaware. The Managing Member shall execute, deliver and file, or cause the execution, delivery and filing of, any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

1.6. The Managing Member shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable.

1.7. Capitalized terms used herein shall have the meaning given to them in the introductory paragraph, the Recitals, Exhibit A or in Article Six, as applicable.



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



                                  ARTICLE TWO
                    Members, Capital and Membership Interests

2.1.  Managing Member; Contributions

     (a) The Managing Member shall be admitted to the Company as a Member of the Company upon its execution of a counterpart signature page to this Second Amendment. The name and the address of the Managing Member is as follows:


                   Name                          Address


CM ARCap Investors LLC                           c/o CharterMac
                                                 625 Madison Avenue
                                                 New York, New York 10022


     (b) The Members shall have no obligation to make any additional capital contributions or loans to the Company beyond those which have been made prior to the date of this Second Amendment.

2.2. Issuance of Additional Membership Interests; Admission of Additional Investor Members

     (a) The Managing Member is authorized to cause the Company to issue additional Membership Interests (or options therefor) in the form of Interests or other Membership Interests in one or more series or classes, or in one or more series of any such class to any persons at any time or from time to time, and on such terms and conditions, as the Managing Member shall establish, in each case subject to Delaware law, including, without limitation, but subject to
Section 4.9(b)(ii), (i) the allocations of items of Company income, gain, loss, deduction and credit to each class or series of Membership Interests, (ii) the right of each class or series of Membership Interests to share in Company distributions, and (iii) the rights of each class or series of Membership Interests upon dissolution and winding up of the Company.

     (b) Subject to Section 4.9(b)(ii), the Managing Member may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any person as a member of the Company or to issue any Membership Interests, including, without limitation, amending the Company's Certificate of Formation, or any other provision of this Second Amendment.

2.3. SCI Members.
     -----------

     (a) The SCI Members of the Company are as set forth on Schedule A-1 and each SCI Member has the respective Capital Account as of the date hereof set forth on Schedule A-1. Each SCI Member set forth on Schedule A-1 shall continue as a Member upon its execution and delivery of a signature page to this Second Amendment.

     (b) Each SCI Member owns the Special Common Interests in the amounts set forth for such SCI Member on Schedule A-1. Each of the Special Common Interests issued by the Company to the SCI Members has been duly authorized and validly issued and is a fully paid and nonassessable limited liability company interest in the Company.

2.4. CI Member.
     ---------


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


     (a) The CI Member of the Company is as set forth on Schedule A-2, and the CI Member has the Capital Account as of the date hereof set forth on Schedule A-2. The CI Member shall continue as a Member of the Company upon its execution of a counterpart signature page to this Second Amendment.

     (b) The CI Member shall own Common Interests in the amount set forth on Schedule A-2.

2.5. Certificates.

     (a) The Company shall issue one or more certificates in the name of the Members representing Interests. Each certificate shall be signed by the Managing Member or an Officer on behalf of the Company.

     (b) The Company shall issue a certificate in place of any certificate previously issued if the holder of the Interests represented by such certificate, as reflected on the books and records of the Company:

               (i) makes proof by affidavit, in form and substance satisfactory to the Managing Member, that such previously issued certificate has been lost, stolen or destroyed;

               (ii) requests the issuance of a new certificate before the Managing Member has notice that such previously issued certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

               (iii) if requested by the Managing Member, delivers to the Company a bond, in form and substance satisfactory to the Managing Member, with such surety or sureties as the Managing Member may direct, to indemnify the Company and the Managing Member against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued certificate; and

               (iv) satisfies any other reasonable requirements imposed by the Managing Member.

     (c) Upon a Member's transfer in accordance with the provisions of this Second Amendment of the Interests represented by a certificate, the transferee of the Interests shall deliver such certificate endorsed by the transferring Member to the Managing Member for cancellation, and the Managing Member shall thereupon issue a new certificate to such transferee representing the transferred Interests and, to the extent such transfer was not a transfer of all of the Interests of the transferring Member, a new certificate to such Member for the Interests not transferred.

     (d) The Company shall maintain books for the purpose of registering the transfer of Interests. The transfer of Interests in accordance with this Second Amendment shall be effective upon registration of such transfer on the books and records of the Company.

2.6. Article 8 Securities. Each Interest shall constitute a "security" within the meaning of, and be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.


                                 ARTICLE THREE

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

                                  Distributions

3.1. Distributions.

     (a) The Managing Member shall cause the Company to distribute to the SCI Members, on each CharterMac Distribution Date, and prior to any distributions to the Managing Member or any other Members, an amount equal to the Preferred Return per Special Common Interest (or an applicable percentage thereof to the extent distributions are made quarterly or otherwise more than once per Company
Year), provided, however, that (i) in respect of each issuance of Special Common Interests, the distribution of Preferred Return in respect of the first CharterMac Distribution Date after the date of issuance of such Special Common Interests shall be prorated for the period from the date of such issuance to the end of the applicable distribution period, and (ii) in no event may a Member receive a distribution with respect to an Interest (or portion thereof) if such Member is entitled to receive a distribution with respect to CharterMac Common Shares for which such Interest has been exchanged covering the period or portion thereof to which such distribution relates. If by virtue of Section 3.1(d), the Company is prohibited from making a distribution equal in amount to the full Preferred Return to which holders of Special Common Interests are entitled on a CharterMac Distribution Date, the Company shall apportion the amount it is able to distribute, if any, among the holders of the Special Common Interests in accordance with the ratio that the Special Common Interests of each bears to all Special Common Interests then outstanding. Amounts of the Preferred Return that are not paid on a CharterMac Distribution Date shall accumulate and be paid as promptly as practicable thereafter.

     (b) Subject to the preceding Section 3.1(a), the Managing Member shall make distributions to the Managing Member and/or other Members, in such amounts as determined by the Managing Member in its sole and absolute discretion.

     (c) The record date for SCI Members entitled to receive distributions of the Preferred Return shall be the same record date as the corresponding dividend payable with respect to the CharterMac Common Shares on the CharterMac Distribution Date.

     (d) Notwithstanding any other provision contained in this Second Amendment, the Company, and the Managing Member on behalf of the Company, shall not be required to make a distribution to any Member in respect of its Interest if such distribution would violate the Delaware Act or other applicable law.

3.2. Distributions Upon Liquidation. Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after the dissolution and during the period of winding up of the Company shall be distributed to the Members in accordance with Article Eight.

3.3. Withholding.

     With respect to any withholding tax or other similar tax liability or obligation to which the Company may be subject as a result of any act or status of any Member or to which the Company becomes subject with respect to any Interest, the Company shall have the right to withhold amounts distributable to such Member or with respect to such Interests, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 6.6(b). Prior to withholding, the Managing Member shall endeavor to (i) provide reasonable advance notice to the SCI Members and the CI Members,


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


which shall provide the basis for withholding and (ii) if requested, discuss the need to withhold with the SCI Members and the CI Members.



                                  ARTICLE FOUR

                        Rights and Duties of the Members

4.1.  Management.

     (a) (i) Except as expressly provided in this Second Amendment, full, complete and exclusive discretion to manage and control the business and affairs of the Company is and shall be vested in the Managing Member.

               (ii) In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or which are granted to the Managing Member under any other provision of this Second Amendment, the Managing Member shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers, and to effectuate the purposes, set forth in this Second Amendment.

               (iii) The Managing Member may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the "Officers") and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Managing Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The Managing Member may delegate to any Officer any of the Managing Member's powers under this Second Amendment, including, without limitation, the power to bind the Company. Any delegation pursuant to this Section 4.1(a) may be revoked at any time by the Managing Member. An Officer may be removed with or without cause by the Managing Member.

               (iv) The Managing Member may from time to time delegate its authority to agents, officers and other employees of itself or the Company which it may appoint, hire or contract with at the Company's expense.

               (v) The Managing Member may not be removed, with or without cause.

     (b) (i) Each of the SCI Members and the CI Members agrees that, notwithstanding any other provision in this Second Amendment except
          Section 4.9(b)(ii)to the contrary, the Managing Member is authorized to execute, deliver and perform all agreements and transactions on behalf of the Company without any further act, approval or vote of the Members to the fullest extent permitted under the Delaware Act or other applicable law, rule or regulation.

               (ii) The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Second Amendment shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company, the SCI


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


Members, the CI Members or any other Persons under this Second Amendment or of any duty stated or implied by law or equity.

4.2. Reimbursement of the Managing Member

     (a) The Managing Member shall be reimbursed for all out-of-pocket expenses that it incurs on behalf of the Company.

     (b) Such reimbursement shall be in addition to (but without duplication of) any reimbursement made as a result of indemnification pursuant to Section 5.1 hereof.

4.3. Outside Activities of the Managing Member. Notwithstanding any duty (fiduciary or otherwise) otherwise existing at law or in equity, the Managing Member and its Affiliates may directly or indirectly enter into or conduct any business whether or not in connection with the business of the Company and whether or not competitive with the business of the Company, and such activities as are incidental thereto.

4.4. Contracts with Affiliates

     (a) The Company may lend or contribute funds or other assets to its Affiliates or other Persons in which it has an equity investment and such Affiliates and Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member.

     (b) The Company may Transfer assets to entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Second Amendment and applicable law as the Managing Member, in its sole and absolute discretion, may determine.

     (c) The Company may enter into contracts with the Managing Member or its Affiliates (to obtain or provide goods or services, to purchase or sell assets or for any other purpose) on such terms as the Managing Member, in its sole and absolute discretion, may determine.

4.5. Liability of the Managing Member.

     (a) Notwithstanding anything to the contrary set forth in this Second Amendment, to the fullest extent permitted by law, the Officers and the Managing Member and its officers and directors shall not be liable for monetary damages to the Company, any Members or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission unless such Person acted in bad faith or breached an explicit term of this Second Amendment and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

     (b) The SCI Members and the CI Members expressly acknowledge that the Managing Member is under no obligation (fiduciary or otherwise) to consider the separate interests of the SCI Members and the CI Members in deciding whether to cause the Company to take (or decline to take) any actions, and that the Managing Member shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by SCI Members or CI Members in connection with such decisions, provided that the Managing Member has acted in good faith.

     (c) The Managing Member shall not be responsible for any misconduct or negligence on the part of any agent appointed by the Managing Member in good faith.


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


     (d) To the fullest extent permitted by law and notwithstanding any other provision of this Second Amendment, whenever this Second Amendment or any other agreement contemplated hereby provides that the Managing Member or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Managing Member or such Affiliate shall be entitled to consider such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting any Member, or (ii) in its "good faith" or under another express standard, the Managing Member or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Second Amendment, any other agreement contemplated hereby or applicable law or equitable principles.

     (e) The Members agree that the provisions of this Second Amendment, to the extent they restrict or eliminate the duties and liabilities of the Managing Member or any of its Affiliates otherwise existing at law or in equity, completely replace such other duties and liabilities of the Managing Member or such Affiliate.

4.6. Other Matters Concerning the Managing Member.

     (a) The Managing Member may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     (b) The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Managing Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) (i) The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys in fact.

               (ii) In the event an attorney in fact is acting on behalf of the Managing Member, such attorney in fact shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the Managing Member hereunder.

4.7. Power of Attorney. Each SCI Member, each CI Member and each Assignee hereby constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney in fact, with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

     (a) all certificates, documents and other instruments that the Managing Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in all jurisdictions in which the Company may or plans to conduct business or own property, provided that such certificates and other instruments do not include any substantive provisions inconsistent with or not included in this Second Amendment;


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


     (b) all instruments that the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Second Amendment, provided such amendment, change, modification or restatement has been adopted in accordance with this Second Amendment;

     (c) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the dissolution and winding up of the Company pursuant to the terms of this Second Amendment, including, without limitation, a certificate of cancellation; and

     (d) all instruments relating to the admission, resignation, removal or substitution of any Member pursuant to, or other events described in, Article Seven or Article Eight hereof or the capital contribution of any Member.

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member and any Liquidator to act as contemplated by this Second Amendment in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any SCI Member, CI Member or Assignee and the Transfer of all or any portion of such SCI Member's, CI Member's or Assignee's Interests and shall extend to such SCI Member's, CI Member's or Assignee's heirs, successors, assigns and personal representatives.

4.8. Reliance by Third Parties

     (a) Notwithstanding anything to the contrary in this Second Amendment, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if the Managing Member were the Company's sole party in interest, both legally and beneficially.

     (b) In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Second Amendment have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives.

4.9. Rights and Obligations of SCI Members and CI Members.

     (a) Limitation of Liability. The SCI Members and the CI Members shall have no liability under this Second Amendment except as expressly provided in this Second Amendment, including Section 6.6(b) of this Second Amendment, or under the Delaware Act.

     (b) Management of Business.

                    (i) No SCI Member, CI Member or Assignee (other than the Managing Member in its capacity as such) shall take part in the operation, management or control of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. No SCI Member or CI Member (other than the Managing Member) shall have the right to vote on or grant or withhold


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


                    consent to any matter hereunder or under the Delaware Act, except as otherwise provided in this Second Amendment.

                    (ii) Notwithstanding any other provision in this Second Amendment, the Managing Member shall not, without the prior Consent of the SCI Members, which may be granted in their sole and absolute discretion, cause the Company to amend this Second Amendment in a manner which would alter the rights of SCI Members to receive distributions in respect of Special Common Interests issued to the SCI Members or that would alter the limited liability of SCI Members as members of the Company and holders of Special Common Interests issued to the SCI Members.

     (c) Outside Activities of SCI Members and CI Members. Subject to any agreements entered into pursuant to Section 4.4 hereof and any other agreements entered into by an SCI Member or CI Member or their Affiliates with the Company, its Affiliates or any of its Subsidiaries (including, without limitation, the Employment Agreements (as such term is defined in the SPA)), notwithstanding any duty (fiduciary or otherwise) otherwise existing at law or in equity, any SCI Member or CI Member and any officer, director, employee, agent, trustee, Affiliate or shareholder of any SCI Member, CI Member or Assignee shall be entitled to and may engage in or possess an interest in any other business venture, of every nature and description, independently or with others, whether or not competitive with the business of the Company.

     (d) Return of Capital.

                    (i) Except pursuant to the Exchange Rights Agreement, no SCI Member or CI Member shall be entitled to the withdrawal or return of any of its capital contributions, except to the extent of distributions made pursuant to this Second Amendment or upon dissolution and winding up of the Company as provided in this Second Amendment.

                    (ii) Except to the extent provided by Schedule B, or as otherwise expressly provided in this Second Amendment, including Article III, no SCI Member, CI Member or Assignee shall have priority over any other Member or Assignee, either as to the return of capital contributions or as to Net Income, Net Loss, or distributions.

     (e) Exchange Rights Agreement.

                    (i) The SCI Members have been granted the right to exchange all or a portion of their Special Common Interests for cash from the Company or, at the option of the Managing Member, for CharterMac Common Shares from the Managing Member on the terms and subject to the conditions and restrictions contained in the Exchange Rights Agreement. If Special Common Interests are exchanged for CharterMac Common Shares, the Capital Account of the Managing Member shall be increased in the amount that the Capital Accounts of the SCI Members exchanging such Special Common Interests are decreased.

                    (ii) The SCI Members and all successors, assignees and transferees (whether by operation of law, including without limitation by merger or


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


                    consolidation, dissolution or liquidation of an Entity that is an SCI Member) shall be bound by the provisions of the Exchange Rights Agreement.

     (f) Information Rights. Each SCI Member and CI Member shall have the right, upon written request, to obtain a copy of this Second Amendment and the Company's Certificate of Formation, and all amendments and restatements to each of them, but, except as otherwise required by the Delaware Act, no SCI Member or CI Member shall be entitled to receive from the Company or the Managing Member any other information regarding the status, business or financial condition of the Company, or any other matters relating to the Company, including, without limitation, the types of information referred to in Section 18-305 of the Delaware Act. Notwithstanding the foregoing, each SCI Member and CI Member shall be entitled to receive a form K-1 or any successor federal tax form annually and the tax-related information set forth in Section 6.6(a).



                                  ARTICLE FIVE

                                 Indemnification

5.1. Indemnification

     (a) To the fullest extent permitted by Delaware law, the Company shall indemnify each Indemnitee (as defined below) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that such Indemnitee becomes subject to or liable for by reason of the formation, operation, dissolution or termination of the Company or the authorized actions of such Indemnitee in connection with the conduct of the affairs of the Company, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or fraud.

     (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall, to the fullest extent permitted by law, be paid or reimbursed by the Company in advance of the final disposition of the proceeding so long as such Indemnitee or a Person on such Indemnitee's behalf shall have provided the Company with a written undertaking to reimburse the Company for all amounts advanced if it is ultimately determined that such Indemnitee is not entitled to indemnification hereunder.

     (c) The indemnification provided by this Section 5.1 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote or consent of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

     (d) In this Second Amendment, "Indemnitee" means (a) any person made a party to a proceeding by reason of such Person's status as (i) the Managing Member or an Affiliate of the Managing Member, (ii) an Officer, (iii) a director or officer of the Managing Member, an Affiliate of the Managing Member, or (iv) a director, trustee, member, or officer of any other entity, if such Person is serving in such capacity at the request of the Company or the Managing Member; and (b) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.



                                   ARTICLE SIX

                                   Allocations

6.1. The following capitalized terms and those in Exhibit A, when used herein, shall have the meanings set forth or referred to below:

     "Adjusted Capital Account Deficit" means with respect to any Member, the negative balance, if any, in such Member's Capital Account as of the end of any fiscal year, determined after giving effect to the following adjustments:

          (a) credit to such Capital Account any portion of such negative balance which such Member (i) is treated as obligated to restore to the Company pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

          (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

     "Affected Gain" has the meaning set forth in Section 6.5(b).

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Depreciation" means, with respect to any asset of the Company for any fiscal year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset at the beginning of such fiscal year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such fiscal year or other period bears to the beginning adjusted tax basis of such asset; provided, further, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such fiscal year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the Managing Member.

     "Gross Asset Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any contributed property shall be the gross fair market value of such contributed property, without reduction for liabilities, as determined by the Managing Member on the date of contribution thereof.

     (b) If the Managing Member reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Values of all Company assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the Managing Member as of the following times:

                  (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for an interest;

                  (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for the repurchase of an interest; or

                  (iii)    the  liquidation of the Company within the meaning of
                           Section 1.704-1(b)(2)(ii)(g) of the Regulations.

     (c) The Gross Asset Values of Company assets distributed to any Member shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the Managing Member as of the date of distribution.

     (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

     (e) At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing Net Income and Net Loss.

     "Net Income" or "Net Loss" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period as determined for federal income tax purposes by the Managing Member, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

     (a) by including as an item of gross income any tax exempt income received by the Company and not otherwise taken into account in computing Net Income or Net Loss;

     (b) by treating as a deductible expense any expenditure of the Company described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to promote the sale of interests in the Company, and by treating deductions for any losses incurred in connection with the sale or exchange of Company property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;

     (c) by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

     (d) by computing gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

     (e) in the event of an adjustment of the Gross Asset Value of any Company asset which requires that the Capital Accounts of the Company be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to this Article 6; and

     (f) by not taking into account in computing Net Income or Net Loss items separately allocated to the Members pursuant to this Article 6.

     "Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

     "Nonrecourse Liabilities" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Company year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Precontribution Gain" has the meaning set forth in Section 6.5(c).

     "Regulations" means the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Tax Items" has the meaning set forth in Section 6.5(a).

6.2. Net Income, Net Loss and other Company items shall be allocated to the SCI Members and the CI

Members pursuant to the provisions of Schedule B. Other than allocations to SCI Members and CI Members pursuant to the provisions of Schedule B, Net Income, Net Loss and other Company items shall be allocated to the Managing Member.

6.3. If the Company issues additional Interests, subject to Section 4.9(b)(ii), the Managing Member shall make such revisions to this Article 6 as it deems necessary to reflect the terms of the issuance of such interests, including making preferential allocations to classes or series of Interests that are entitled thereto.

6.4. Notwithstanding any provisions of this Article 6, the following special allocations shall be made:

     (a) Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704 2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Company Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain to the extent required by Regulations Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This Section 6.4(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 6.4(a) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

     (b) Partner Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Company Year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by
Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This Section 6.4(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 6.4(b) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

     (c) Qualified Income Offset. In the event a Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Member has an Adjusted Capital Account Deficit, items of Company income (including gross income) and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This Section 6.4(c) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     (d) Other Chargeback of Impermissible Negative Capital Account. To the extent any Member has an Adjusted Capital Account Deficit at the end of any Company Year, each such Member shall be specially allocated items of Company income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.4(d) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this
Section 6.4(d) were not in the Agreement.

     (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Managing Member.

     (f) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Member that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

     (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Section 734(b) of the Code or
Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Members in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.(1)

6.5. Tax Allocations.

     (a) Items of Income or Loss. Except as is otherwise provided in this
Article 6, an allocation of Net Income or Net Loss to a Member shall be treated as an allocation to such Member of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) ("Tax Items") that is taken into account in computing Net Income or Net Loss.

     (b) Section 1245/1250 Recapture. If any portion of gain from the sale of Company assets is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then such Affected Gain shall be allocated among the Members in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This Section 6.5(b) shall not alter the amount of Net Income (or items thereof) allocated among the Members, but merely the character of such Net Income (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

     (c) Precontribution Gain, Revaluations. With respect to any contributed property, the Company shall use the traditional allocation method contained in the Regulations promulgated under Section 704(c) of the Code to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution ("Precontribution Gain"). Each Member hereby agrees to report income, gain, loss and deduction on such Member's federal income tax return in a manner consistent with the method used by the Company. If any asset has a Gross Asset Value which is different from the Company's adjusted basis for such asset for federal income tax purposes because the Company has revalued such asset pursuant to Regulations Section 1.704-1(b)(2)(iv)(f), the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the traditional allocation method.

-----------------------

1 Comment made with respect to equity election will be reviewed by tax department.

     (d) The "tax matters partner", as defined in Section 6231(a)(7) of the Code, shall be the Managing Member. No person, including the Managing Member, shall be permitted to file an election classifying the Company as an entity other than a partnership for federal, state and local income tax purposes.

6.6. Tax Matters.

     (a) Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within one hundred twenty (120) days of the close of each taxable year, the tax information reasonably required by SCI Members and CI Members for federal and state income tax reporting purposes. In addition, the Managing Member shall, within seventy-five (75) days after the close of each taxable year, furnish each SCI Member and CI Member with a list of states where Company income is reportable for such taxable year, together with an estimate of such income allocable to each such state.

     (b) Withholding. Each SCI Member and CI Member hereby authorizes the Company to (x) pay using distributions that would otherwise be made to the SCI Member or CI Member or (y) withhold from such SCI Member or CI Member any amount of federal, state, local, or foreign taxes that the Managing Member determines that the Company is required to pay or withhold with respect to any amount distributable or allocable to such SCI Member or CI Member pursuant to this Second Amendment, including, without limitation, any taxes required to be paid or withheld by the Company pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Prior to withholding, the Managing Member shall endeavor to (A) provide reasonable advance notice to the SCI Members and CI Members, which shall provide the basis for withholding and (B) if requested, discuss the need to withhold with the SCI Members and CI Members. The Managing Member shall permit an SCI Member and CI Member who is subject to withholding to contest the obligation to withhold at its own expense.


                                 ARTICLE SEVEN

                             Transfers of Interests



7.1. SCI Members' and CI Members' Rights to Transfer.

     (a) Subject to Section 7.1(c), an SCI Member or CI Member may not, without the prior written consent of the Managing Member (which may be granted or withheld in its sole and absolute discretion), Transfer all or any portion of its Interests.

     (b) If an SCI Member or CI Member is Incapacitated, such Member shall cease to be a Member of the Company and the executor, administrator, trustee, committee, guardian, conservator or receiver of such SCI Member's or CI Member's estate shall have all of the rights of an SCI Member or CI Member, for the purpose of settling the SCI Member's or CI Member's estate or administering the SCI Member's or CI Member's property and such power as the Incapacitated SCI Member or CI Member possessed to Transfer all or any part of his or its Interests.

     (c) Notwithstanding Section 7.1(a), an SCI Member or CI Member may Transfer all or any portion of its Interests (i) pursuant to the Exchange Rights Agreement; (ii) to (A) the SCI Members, (B) any spouse, parent, lineal descendent, parent-in-law, nephew, niece, brother, sister, brother-in-law, sister-in-law, stepchild, son-in-law and daughter-in-law of any of the persons referred to in the preceding (A) or their respective spouses; (C) in case of the death of any of the Persons referred to in the preceding (A) and (B), a transfer by will or by the laws of the intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries; or (D) trusts, limited partnerships or limited liability companies, the only beneficiaries, partners or members of which are listed in the preceding (A), (B) and/or (C) (Persons referred to in the preceding (A), (B), (C) and (D), collectively, "Permitted Transferees"), provided, in each instance that such Person agrees in writing with the Managing Member to be bound by the transfer restrictions set forth herein. Notwithstanding the foregoing, the consent of the Managing Member shall be required and may be withheld in its sole and absolute discretion if a Transfer (x) would cause the number of SCI Members, CI Members and Assignees to exceed ninety-nine, or (y) would violate then applicable federal or state securities laws rules or regulations.

     (d) Any Transfer in contravention of any of the provisions of this Section
7.1 shall, to the fullest extent permitted by law, be void and ineffectual and shall not be binding upon, or recognized by, the Company.

7.2. Substituted SCI and CI Members.

     (a) (i) No SCI Member or CI Member shall have the right to cause a Transferee to be admitted to the Company as an SCI Member or CI Member, respectively, in his place other than a Permitted Transferee pursuant to Section 7.1(c) above.

               (ii) Except with respect to a Permitted Transferee pursuant to
Section 7.1(c) above, a Transferee of the Interest of an SCI Member or CI Member shall only be admitted as a Substituted SCI Member or Substituted CI Member, as applicable, pursuant to this Section 7.2 with the consent of the Managing Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion.

               (iii) The Managing Member's failure or refusal to permit any Transferee, other than a Permitted Transferee pursuant to Section 7.1(c) above, to become a Substituted SCI Member or Substituted CI Member shall not give rise to any cause of action against the Company or any Member.

     (b) A Transferee who has been admitted as a Substituted SCI Member or Substituted CI Member in accordance with this Article Seven shall have all the rights and powers and be subject to all the restrictions and liabilities of an SCI Member or CI Member under this Second Amendment.

     (c) (i) No Transferee will be admitted as a Substituted SCI Member or Substituted CI Member unless such transferee has furnished to the Managing
Member:

                    (A) evidence of acceptance in form satisfactory to the
               Managing Member of all of the terms and conditions of this Second Amendment and the Exchange Rights Agreement, and

                    (B) such other documents or instruments as may be required in the sole and absolute discretion of the Managing Member in order to effect such Person's admission as a Substituted SCI Member or Substituted CI Member.

               (ii) Upon the admission of a Substituted SCI Member or Substituted CI Member, without the need for any additional act or consent of any Person, the Managing Member shall amend

Schedule A-1 or Schedule A-2, as applicable, to reflect the name, address, number of Interests Transferred, and to eliminate or adjust, if necessary, the name, address and number of Interests of the predecessor of such Substituted SCI Member or Substituted CI Member.

7.3. Assignees.

     (a) If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any Transferee other than a Permitted Transferee as a Substituted SCI Member or Substituted CI Member, as described in Section 7.2(a), such Transferee shall be considered an Assignee for purposes of this Second Amendment.

     (b) An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Company and the share of Net Income, Net Losses and any other items, gain, loss deduction and credit of the Company attributable to the Interests assigned to such Assignee, but shall not be deemed to be a holder of Interests for any other purpose under this Second Amendment, and shall not be entitled to vote such Interests in any matter presented to the Members for a vote (such Interests being deemed to have been voted on such matter in the same proportion as all other Interests held by Members are voted).

     (c) In the event any Transferee desires to make a further assignment of any such Interests, such Transferee shall be subject to all of the provisions of this Article Seven to the same extent and in the same manner as any Member desiring to make an assignment of Interests.



                                 ARTICLE EIGHT

                             Liquidation; Winding Up

8.1. Dissolution. The Company shall dissolve, and its affairs shall be wound up, only upon the first to occur of any Liquidating Event.

8.2. Winding Up.

     (a) Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members.

     (b) No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs.

     (c) The Managing Member, or, in the event there is no remaining Managing Member, any Person elected with the Consent of the SCI Members and Consent of the CI Members to act as liquidating trustee (the Managing Member or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up of the Company and shall take full account of the Company's liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of common stock or other securities of the Managing Member) shall be applied and distributed in the following order, unless otherwise required by mandatory provisions of applicable law:

               (i) First, to the satisfaction of all of the Company's debts and liabilities to creditors other than the Members (whether by payment or reasonable provision for payment thereof);

               (ii) Second, to the satisfaction of all of the Company's debts and liabilities to the Managing Member and to the other Members (whether by payment or reasonable provision for payment thereof), on a pari passu basis among them, pro rata according to the amount of such debts and liabilities;

               (iii) Third, to the satisfaction of the Preferred Return of the SCI Members; and

               (iv) The balance, if any, to the Managing Member, SCI Members and CI Members to the extent of and in accordance with the positive balances in their respective Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.




                                  ARTICLE NINE

                                  Miscellaneous

9.1. Subject to the provisions of Article 7, this Second Amendment will be binding upon and inure to the benefit of the Members, and their successors and assigns.

9.2. All pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Second Amendment. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Second Amendment unless otherwise expressly stated.

9.3. If any provision of this Second Amendment or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Second Amendment or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby. Neither the failure of nor any delay on the part of the Members hereto in exercising any right, power or privilege hereunder shall preclude other or further exercise thereof; nor shall any waiver of any right, power, privilege or default hereunder constitute a waiver of any right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision.

9.4. Any notice to be given or to be served upon the Company or the Members in connection with this Second Amendment must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to the Company and the Managing Member at the following address: 625 Madison Avenue, New York, New York 10022, Attention: Mr. Marc D. Schnitzer.

9.5. All amendments to this Second Amendment will be in writing and signed by the Managing Member.

9.6. The remedies under this Second Amendment are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

9.7. This Second Amendment shall be governed by and construed and enforced under the laws of the State of Delaware without regard to conflict of laws principles.

9.8. Except as provided in Section 9.1, nothing herein shall be construed to be to the benefit of or enforceable by any third party including, but not limited to, any creditor of the Company.

9.9. No Obligation to Contribute Deficit. If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

9.10. Certain Amendments. (i) This Second Amendment shall not be amended without the Consent of the SCI Members if such amendment would:

     (a) modify the limited liability of an SCI Member in a manner adverse to such SCI Member;

     (b) alter rights of an SCI Member to receive distributions pursuant to Sections 3.1 and 3.2;

     (c) amend Section 4.9(b)(ii); or

     (d) amend this Section 9.10.

     (ii) This Second Amendment shall not be amended without the Consent of the CI Members if such amendment would:

     (a) modify the limited liability of a CI Member in a manner adverse to such CI Member;

     (b) alter rights of a CI Member to receive distributions pursuant to Sections 3.1 and 3.2; or

     (c) amend this Section 9.10.


9.11. No Rights as Stockholders or Beneficial Owners. Nothing contained in this Second Amendment shall be construed as conferring upon the holders of the Interests any rights whatsoever as stockholders of the Managing Member or beneficial owners of CharterMac, including, without limitation, any right to receive dividends or other distributions made to equity owners or to vote or to consent or receive notice as equity owners in respect to any meeting of equity owners for the election of directors of the Managing Member or trustees of CharterMac or any other matter.

9.12. Counterparts. This Second Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                               [Signature follows]

         IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first above written.

                        CM ARCAP INVESTORS LLC


                        By:       /s/ Marc D. Schnitzer
                                 --------------------------------------------
                                 Name: Marc D. Schnitzer
                                 Title: Chief Executive Officer and President


                        /s/ Leonard W. Cotton
                        ----------------------------------
                        LEONARD W. COTTON


                        /s/ James L. Duggins
                        ----------------------------------
                        JAMES L. DUGGINS






          [Signature Page to Second Amended and Restated LLC Agreement
                               of CM Investor LLC]

                                                                      Exhibit A
                                   Definitions

The following capitalized terms, when used in the Agreement (including in Schedule B), shall have the meanings set forth or referred to below:

"Affiliate" of a Person means (a) any Person which controls, is controlled by or is under common control with such Person and (b) any member of a controlled group of corporations or a group of trades or businesses under common control with such Person and (c) any director, executive officer, partner or member of such Person. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used herein, means the possession, directly or indirectly, of the power in any form to direct or cause the direction of the management and policies of the person in question.

"Assignee" means a Transferee who has not become a Substituted SCI Member or Substituted CI Member and who has the rights set forth in Section 7.3.

"Capital Account" means, with respect to any Member, the capital account maintained in accordance with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Managing Member may make such modification, provided that such modification does not materially affect the economic interests of the SCI Members or CI Members.

"CharterMac" means CharterMac, a Delaware statutory trust.

"CharterMac Common Share(s)" means common share(s) of beneficial interest in CharterMac.

"CharterMac Distribution Date" means each date on which CharterMac makes a distribution with respect to CharterMac Common Shares.

"CI Member(s)" means each Person named as a CI Member on Schedule A-2, as such Schedule may be amended from time to time, and any Substituted CI Member, in such Person's capacity as a Member of the Company.

"CI Member Interest" means a Membership Interest of a CI Member in the Company. A CI Member Interest may be expressed as a number of Common Interests.

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

"Common Interests" means Interests issued to the CI Members.

"Common Share Amount" has the meaning set forth in the Exchange Rights
Agreement.

"Company Year" means the fiscal year of the Company, which is the calendar year.

"Consent of the CI Members" means the consent or approval of a proposed action by CI Members holding more than 66-2/3% of the Common Interests held by CI Members.

"Consent of the SCI Members" means the consent or approval of a proposed action by SCI Members holding more than 66-2/3% of the Special Common Interests held by SCI Members.

"Delaware Act" has the meaning set forth in the Recitals.

"Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, statutory trust, real estate investment trust, limited liability company, limited liability partnership, cooperative, association or other legal entity.

"Exchange Factor" has the meaning set forth in the Exchange Rights Agreement.

"Exchange Rights Agreement" means that certain Exchange Rights Agreement among the Company, the Managing Member and the SCI Members dated as of the date hereof (as amended from time to time).

"First Amended and Restated Agreement" has the meaning set forth in the Recitals.

"Incapacity" or "Incapacitated" means,

    (a) as to any individual Member, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating him incompetent to manage his person or his estate;

    (b) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

    (c) as to any partnership which is a Member, the dissolution and commencement of winding up of the partnership;

    (d) as to any estate which is a Member, the distribution by the fiduciary of the estate's entire interest in the Company;

    (e) as to any trustee of a trust which is a Member, the termination of the trust (but not merely the substitution of a new trustee); or

    (f) as to any Member, the bankruptcy of such Member, which shall be deemed to have occurred when:

         (i) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect;

         (ii) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member;

         (iii) the Member executes and delivers a general assignment for the benefit of the Member's creditors;

         (iv) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (ii) above;

         (v) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties;

         (vi) any proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof;

         (vii) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or

         (viii) an appointment referred to in clause (vii) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

"Indemnitee" has the meaning ascribed thereto in Section 5.1(d).

"Interest" means a fractional, undivided share of the Membership Interests of all Members issued pursuant to Article Two. The number of Interests outstanding in the Company are set forth on Schedules A-1 and A-2, as such schedules may be amended from time to time. The ownership of Interests shall be evidenced by certificates for Interests, which certificates shall be substantially in the form attached hereto as Exhibit B. Interests held by the CI Members shall be "Common Interests" and Interests held by the SCI Members shall be "Special Common Interests".

"Liquidating Event" means the occurrence of (i) an election to dissolve the Company made by the Managing Member provided that the Managing Member has provided sixty (60) days' prior written notice to the SCI Members, (ii) entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Delaware Act, (iii) the sale of all or substantially all of the assets and properties of the Company or (iv) an event causing there to be no Members of the Company unless the Company is continued in accordance with the Delaware Act.

"Liquidator" has the meaning ascribed thereto in Section 8.2(c).

"Managing Member" means CM ARCap Investors LLC, a Delaware limited liability company, in its capacity as managing member of the Company.

"Managing Member Interest" means a Membership Interest held by the Managing Member, in its capacity as Managing Member. A Managing Member Interest may be expressed as a number of Common Interests.

"Member" means the Managing Member, an SCI Member or a CI Member, and "Members" means the Managing Member, the SCI Members and the CI Members collectively.

"Membership Interest" means an ownership interest in the Company of a Member representing a capital contribution by such Member and includes a limited liability company interest and any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Second Amendment or in the Delaware Act, together with all obligations of such Person to comply with the terms and provisions of this Second Amendment. A Membership Interest may be expressed as a number of Interests.

"Original LLC Agreement" has the meaning set forth in the Recitals.

"Permitted Transferee" means any person to whom Interests are Transferred in accordance with Section 7.1(c) of this Second Amendment.

"Person" means an individual, partnership, limited partnership, limited liability company, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

"Preferred Return" means, as of August 15, 2006, an amount equal to $1.72 per annum for each Special Common Interest. Subsequent to August 15, 2006, such amount shall be increased or decreased at the same time as, and in the amount of ninety-five percent (95%) of the percentage increases (including extraordinary distributions not addressed in the proviso to the definition of "Value" in the Exchange Rights Agreement) or decreases in, the dividends paid on the immediately preceding dividend payment date (including any date on which such extraordinary dividends were paid) and the then current dividend payment date paid with respect to CharterMac Common Shares, as adjusted for the Exchange Factor.

"Regulations" means the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"SCI Member(s)" means each Person named as an SCI Member on Schedule A-1, as such Schedule may be amended from time to time, including any Substituted SCI Member, in such Person's capacity as a member of the Company.

"SCI Member Interest" means a Membership Interest of an SCI Member in the Company. An SCI Member Interest may be expressed as a number of Special Common Interests.

"Special Common Interests" means, as applicable, the Interests issued to the SCI Members and the SCI Members.

"Subsidiary" of a Person means any sole proprietorship, general or limited partnership, joint venture, limited liability company, corporation or other entity of which such Person owns, whether existing or hereafter acquired, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the outstanding securities or ownership interests of any class or classes ordinarily entitled, in the absence of contingencies, to elect a majority of the corporate directors or managers (or persons performing similar functions). "Subsidiaries" shall have the plural meaning of the preceding.

"Substituted CI Member" means a Person who is admitted to the Company as a CI Member pursuant to Section 7.2 hereof.

"Substituted SCI Member" means a Person who is admitted to the Company as an SCI Member pursuant to Section 7.2 hereof.

"Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

"Transfer" means to, directly or indirectly, offer to sell, sell, contract to sell, assign, pledge, grant any option to purchase, make any short sale, exchange, encumber or otherwise dispose of.